                                                                      EXHIBIT 99


                      EZCORP ANNOUNCES 31% EARNINGS GROWTH
                                FOR FIRST QUARTER

AUSTIN, TEXAS (JANUARY 19, 2004) -- EZCORP, Inc. (Nasdaq/NM: EZPW) announced today results for its fiscal first quarter, which ended December 31, 2003.

For the quarter ended December 31, 2003, EZCORP's income improved thirty-one percent to $2,990,000 (twenty-three cents per share) compared to $2,285,000 (eighteen cents per share) for the prior year period, before the cumulative effect of a change in accounting principle. These earnings are above the Company's previously announced estimate of nineteen to twenty-one cents for its first fiscal quarter.

EZCORP is reporting net income for the first fiscal 2004 quarter of $2,990,000 (twenty-three cents per share) compared to a net loss for the same period a year ago. Effective October 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142, which deals with the accounting treatment of goodwill and other intangible assets. After a charge of $8,037,000 for the cumulative effect of adopting this new accounting principle, the Company reported a net loss for the first fiscal 2003 quarter of $5,752,000 (forty-seven cents per share).

Commenting on these results, President and Chief Executive Officer, Joe Rotunda, stated, "Overall, we are quite pleased with our first quarter results. It was a very good quarter in several respects. First of all, we generated earnings 31% above last year's first quarter and we exceeded our previously announced earnings guidance. Secondly, our balance sheet continues to strengthen with total debt down 17% from this time last year. Finally, we took a major step with our store expansion, opening an additional nineteen EZMONEY Payday Loan storefronts."

Rotunda continued, "As previously announced, we plan to open seventy-five to eighty-five EZMONEY Payday Loan stores in our fiscal 2004, including approximately fifty that will adjoin an existing EZPAWN. Even with the drag associated with these new stores, our earnings guidance for the year is fifty to fifty-five cents per share compared to a comparable forty-three cents per share for fiscal 2003. We expect our second quarter earnings to be in the range of thirteen to sixteen cents per share compared to twelve cents for the second fiscal 2003 quarter."

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EZCORP meets the short-term cash needs of the cash and credit constrained consumer by offering convenient, non-recourse loans collateralized by tangible personal property, commonly known as pawn loans, and short-term non-collateralized loans, often referred to as payday loans. The Company also sells merchandise, primarily collateral forfeited from its pawn lending operations, to consumers looking for good value. As of December 31, 2003, the Company operated 280 EZPAWN and 23 EZMONEY Payday Loan stores, nineteen of which adjoin an EZPAWN location.

This announcement contains certain forward-looking statements regarding the Company's expected performance for future periods including, but not limited to, new store expansion and expected future earnings. Actual results for these periods may materially differ from these statements. Such forward-looking statements involve risks and uncertainties such as changing market conditions in the overall economy and the industry, consumer demand for the Company's services and merchandise, changes in regulatory environment, and other factors periodically discussed in the Company's annual, quarterly and other reports filed with the Securities and Exchange Commission.

You are invited to listen to a conference call discussing these results on January 20, 2004 at 10:00am Central Standard Time. The conference call can be accessed over the Internet (or replay it at your convenience) at the following address.

http://www.firstcallevents.com/service/ajwz395915994gf12.html

For additional information, contact Dan Tonissen at (512) 314-2289.



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                                  EZCORP, INC.
         Highlights of Consolidated Statements of Operations (Unaudited)
             (in thousands, except per share data and store counts)

                                                                            THREE MONTHS ENDED DECEMBER 31,
                                                                            -------------------------------
                                                                               2003                 2002
                                                                            ----------           ----------
 1 Total revenues                                                           $   54,314           $   53,199
 2 Cost of goods sold                                                           19,273               21,320
                                                                            ----------           ----------
 3 Net revenues                                                                 35,041               31,879
 4 Operating expenses                                                           28,478               25,741
                                                                            ----------           ----------
 5 Operating income before depreciation and amortization                         6,563                6,138
 6 Depreciation and amortization                                                 1,915                2,267
                                                                            ----------           ----------
 7 Operating income                                                              4,648                3,871
 8 Interest expense, net                                                           448                  657
 9 Equity in net income of unconsolidated affiliate                               (365)                (302)
                                                                            ----------           ----------
10 Income before income taxes                                                    4,565                3,516
11 Income tax expense                                                            1,575                1,231
                                                                            ----------           ----------
12 Income before cumulative effect of a change in accounting principle           2,990                2,285
13 Cumulative effect of adopting a new accounting principle, net of tax             --               (8,037)
                                                                            ----------           ----------
14 Net income / (loss)                                                      $    2,990           $   (5,752)
15
16 Income per share, assuming dilution:
17 Income before cumulative effect of a change in accounting principle      $     0.23           $     0.18
18 Cumulative effect of adopting a new accounting principle, net of tax             --                (0.65)
                                                                            ----------           ----------
19 Net income / (loss)                                                      $     0.23           $    (0.47)
                                                                            ==========           ==========
20
21 Weighted average shares - assuming dilution                                  12,847               12,361


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                                  EZCORP, INC.
              Highlights of Consolidated Balance Sheets (Unaudited)
             (in thousands, except per share data and store counts)

                                                                AS OF DECEMBER 31,
                                                              2003              2002
                                                          ------------      ------------
 1 Assets:
 2 Current assets:
 3 Cash and cash equivalents                              $      1,402      $        553
 4 Pawn loans                                                   46,380            46,714
 5 Payday loans                                                  5,683             3,037
 6 Pawn service charges receivable, net                          9,602             9,543
 7 Payday loan service charges receivable, net                   1,137               608
 8 Inventory, net                                               32,527            33,686
 9 Deferred tax asset                                            8,163             6,418
10 Prepaid expenses and other assets                             3,163             2,486
                                                          ------------      ------------
11 Total current assets                                        108,057           103,045
12 Investment in unconsolidated affiliates                      15,144            14,823
13 Property and equipment, net                                  24,701            30,442
14 Deferred tax asset, non-current                               4,391             1,948
15 Other assets                                                  5,555             5,461
                                                          ------------      ------------
16 Total assets                                           $    157,848      $    155,719
                                                          ============      ============
17 Liabilities and stockholders' equity:
18 Current liabilities:
19 Accounts payable and other accrued expenses                   9,837            10,792
20 Customer layaway deposits                                     1,675             1,733
21 Federal income taxes payable                                  1,012               862
                                                          ------------      ------------
22 Total current liabilities                                    12,524            13,387
23 Long-term debt, less current maturities                      32,450            39,309
24 Deferred gains and other long-term liabilities                4,229             4,114
                                                          ------------      ------------
25 Total long-term liabilities                                  36,679            43,423
26 Total stockholders' equity                                  108,645            98,909
                                                          ------------      ------------
27 Total liabilities and stockholders' equity             $    157,848      $    155,719
                                                          ============      ============
28
29 Pawn loan balance per ending pawn store                $        166      $        167
30 Inventory per ending pawn store                        $        116      $        120
31 Book value per share                                   $       8.91      $       8.13
32 Tangible book value per share                          $       8.70      $       7.89
33 Pawn store count - end of period                                280               280
34 Mono-line payday loan store count - end of period                23                --
35 Shares outstanding - end of period                           12,188            12,167